Exhibit 16

March 9, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read the statements of Texas Community Bancshares, Inc., included under the heading “Change in Auditor” within its Form S-1 filed on March 9, 2021, and we agree with such statements concerning our firm.

/s/ Eide Bailly LLP

Eide Bailly LLP